Exhibit 99.1

Sovos Brands Reports First Quarter 2022 Financial Results

First Quarter Net Sales Increase 10.9% on Continued, Volume-Led Consumption in Core Categories

Net Income of $4.1 million; Adjusted Net Income of $13.8 million

Adjusted EBITDA of $27.6 million

Louisville, Colo – May 4, 2022 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), the fastest-growing food company of scale in the United States, today reported financial results for its first quarter ended March 26, 2022.

Highlights:

●	Net sales were $209.9 million, a 10.9% increase over the prior year period, driven by continued strength in volume growth across core categories – sauce, yogurt and frozen
●	Total Rao’s household penetration grew over 290 basis points versus prior year to 14.0% as sauce and frozen entrees continue to realize substantial distribution growth[1];
●	Rao’s sauce increased dollar and unit consumption by nearly 30%, continuing to meaningfully outpace the category[2]
●	noosa and Michael Angelo’s delivered solid, mid-single digit dollar consumption growth, supported by superior velocity growth relative to respective categories[2]
●	Net income was $4.1 million or $0.04 per diluted share; adjusted net income[3] was $13.8 million or $0.14 per diluted share
●	Adjusted EBITDA[3] was $27.6 million, a $7.9 million or 22.3% decrease over the prior year period; Adjusted EBITDA margin[3] was 13.2%, a 560-basis point reduction versus the prior year period, as double-digit growth in volume was offset by intensifying inflationary pressures, increased logistical constraints, higher slotting related to strong noosa frozen yoghurt gelato acceptance, and public company costs
●	Maintaining full year 2022 net sales and adjusted EBITDA guidance ranges of $800-$815 million and $116-$122 million, respectively

“Against a robust year-ago sales comparison of over 40% net sales growth and unprecedented supply chain headwinds, I am pleased to announce another quarter of double-digit, top line growth, driven by continued, volume-led strength in our core businesses,” commented Todd Lachman, President and Chief Executive Officer. “With growth our top priority, we remain focused on growing household penetration via expanding distribution and awareness. We will continue to make strategic investments behind sales, marketing and innovation to drive share gains and meet the robust demand for our ‘one-of-a-kind’ brands.”

Mr. Lachman continued, “As inflationary pressures and supply chain disruptions intensified throughout the quarter, market dynamics dictate further action. In order to help offset these inflationary pressures we have announced further pricing actions, while continuing to execute against our robust pipeline of productivity initiatives. Despite the volatile operating environment, we remain confident in our ability to deliver on our financial targets in 2022 and stakeholder value-creation over the long-term.”

	13 Weeks Ended
	March 26, 2022	March 27, 2021	Change
Net sales ($ millions)	$209.9	$189.4	10.9%
Net income ($ millions)	$4.1	$11.7	(65.4)%
Adjusted net income	$13.8	$20.8	(33.7)%
Diluted EPS	$0.04	$0.15	(73.7)%
Adjusted diluted EPS[3]	$0.14	$0.27	(48.2)%
Adjusted EBITDA[3]($ millions)	$27.6	$35.6	(22.3)%
Adjusted EBITDA margin[3](%)	13.2%	18.8%	(560)	bps

First Quarter 2022 Results

Net sales of $209.9 million represented an increase of $20.5 million, or 10.9%, for the 13 weeks ended March 26, 2022, compared to the 13 weeks ended March 27, 2021. The organic increase in net sales was entirely attributed to volume. At the brand level, primary drivers of growth were nearly 20% growth across the Rao’s franchise, as well as positive contributions from Michael Angelo’s and noosa.

Gross profit of $53.9 million decreased by $7.8 million or 12.7% versus the prior year period. Gross margin was 25.7% versus 32.6% for the prior year period. This decline was primarily due to incremental raw material, packaging, logistics and labor costs, as well as higher slotting to support strong noosa frozen yoghurt gelato acceptance. These items were partially offset by productivity initiatives.

Total operating expenses of $41.1 million increased by $0.5 million or 1.2% versus the prior year period. This increase was primarily driven by higher equity-based compensation expense, as well as higher selling, general and administrative costs primarily related to public company costs. This increase was partially offset by lower non-recurring costs.

Operating income was $12.8 million versus operating income of $21.1 million in the prior year period. Interest expense was $6.0 million compared to $5.4 million in the prior year period. The year-over-year increase resulted from a higher balance of borrowing.

Net income was $4.1 million, or $0.04 per diluted share, versus a net income of $11.7 million, or $0.15 per diluted share in the prior year period. The lower net income was primarily a result of a decline in gross profit related to aforementioned inflationary pressures, higher logistical costs, and greater slotting. Excluding after-tax costs of $9.7 million for non-recurring items detailed in the adjusted net income non-GAAP financial measure reconciliations, adjusted net income3 of $13.8 million decreased by 33.7% compared to the prior year period. Adjusted diluted earnings per share3 for the quarter were $0.14 per share versus $0.27 per share in the prior year period. Note, first quarter 2022 per share results were negatively impacted by a 31.7% year-over-year increase in diluted shares outstanding primarily as a result of the Company’s September 2021 Initial Public Offering (“IPO”) and subsequent over-allotment exercise by its underwriters.

Adjusted EBITDA3 of $27.6 million decreased $7.9 million or 22.3% versus the prior year period. Adjusted EBITDA margin3 was 13.2%, a 560-basis point decline versus the prior year period. This decline was the result of aforementioned pressures to gross margin as well as public company costs, which were not present in the prior year period when the Company was private. Adjusted EBITDA decreased by $6.4 million or 18.8% and margin declined 480 basis points versus the prior year period when comparing adjusted EBITDA against the prior year period once proportionately burdened by public company costs.

Balance Sheet and Cash Flow Highlights

As of March 26, 2022, the end of the first quarter, cash and cash equivalents were $70.1 million and total debt was $481.7 million, resulting in a net debt to last twelve months adjusted EBITDA ratio of 3.8x.

Cash from operating activities for the first quarter was $11.2 million, compared to $2.3 million in the prior year period. The increase was driven primarily by an improvement in working capital. For the quarter ended March 26, 2022, capital expenditures were $7.2 million versus $1.4 million in the prior year period.

Fiscal 2022 Outlook

The Company is maintaining fiscal year guidance, inclusive of a 53rd week, as follows:

.

Net sales	$800-$815 million
Adjusted EBITDA	$116-$122 million

The Company’s outlook assumes no significant disruption from the COVID-19 pandemic and that inflationary pressures will be partially absorbed by pricing actions and productivity improvements.

Sovos Brands cannot provide a reconciliation between its forecasted adjusted EBITDA and a forecasted net income without unreasonable effort due to the inherent difficulty of forecasting and providing reliable estimates for certain items. These items may reside outside the Company’s control and vary greatly between periods and could significantly impact future financial results. For more information regarding the use of non-GAAP measures, please see discussion provided under Non-GAAP Financial Information in this press release and the Company’s public filings.

Footnotes:

(1) Source: Household penetration refers to data reported by IRI All Outlet for the 52-week period ended March 27, 2022 and is compared to the 52-week period ended March 28, 2021.

(2) Source: Market performance refers to dollar sales and velocity growth rates as reported by IRI MULO in the 13-week period ended March 27, 2022.

(3) EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating expense, adjusted net income, and adjusted diluted EPS are non-GAAP measures. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

Earnings Conference Call Details

The Sovos management team will host a conference call and webcast at 4:30 p.m. ET today to discuss the results. The webcast will be available on the Investor Relations section of the Company’s website at ir.sovosbrands.com. Investors may also dial in to the live call using 855-493-3518 and entering the access code 5555697. The webcast will be archived and available for replay.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, yogurts, pancake and waffle mixes, other baking mixes, and frozen waffles, all of which are sold in the United States under the brand names Rao’s, Michael Angelo’s, noosa, and Birch Benders. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and/or discussed on the related teleconference call are useful in evaluating its operating performance: EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted net income, diluted earnings per share from adjusted net income, adjusted operating expenses, adjusted income tax expense and adjusted effective tax rate. We define EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for impairment of goodwill and intangible assets, transaction and integration costs, IPO readiness, non-cash equity-based compensation, supply chain optimization and non-recurring costs. EBITDA margin is determined by calculating the percentage EBITDA is of net sales. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. Adjusted net income, adjusted operating expenses, adjusted income tax (expense) benefit and adjusted effective tax rate consists of net income, total operating expenses, reported income tax expense and reported effective tax rate before impairment of goodwill and intangible assets, transaction and integration costs, IPO readiness, non-cash equity-based compensation, supply chain optimization, non-recurring costs, acquisition amortization and tax-related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period as discussed further below. Diluted earnings per share from adjusted net income is determined by dividing adjusted net income by the weighted average diluted shares outstanding. Non-GAAP financial measures are included in this release because they are key metrics used by management to assess our operating performance. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted net income, diluted earnings per share from adjusted net income, adjusted operating expenses, adjusted income tax expense and adjusted effective tax rate are not defined under GAAP. Our use of the terms EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted net income and diluted earnings per share from adjusted net income, adjusted operating expenses, adjusted income tax expense and adjusted effective tax rate may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our presentation of non-GAAP financial measures is intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income, net income, earnings per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for the fiscal year ending December 31, 2022 and longer-term. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging and fuel, and labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing; supply disruptions, including increased costs and potential adverse impacts on distribution and consumption; geopolitical tensions, including relating to Ukraine; competition in the packaged food industry and our product categories; our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains; the COVID-19 pandemic and associated effects; our inability to maintain our workforce; our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; our inability to effectively manage our growth; our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; our inability to expand household penetration and successfully market our products; erosion of the reputation of one or more of our brands; issues with the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, perform poorly or declare bankruptcy; our vulnerability to the impact of severe weather conditions, natural disasters and other natural events on our manufacturing facilities, co-packers or raw material suppliers; failure by us or third-party co-packers or suppliers of raw materials to comply with food safety, environmental or other laws or regulations, or new laws or regulations; our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products; failure to protect, or litigation involving, our tradenames or trademarks and other rights; our level of indebtedness under our First Lien Credit Agreement, which as of March 26, 2022 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and the interests of our majority stockholder may differ from those of public stockholders.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 25, 2021, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except for share and per share data)

(Unaudited)

	13 Weeks Ended
	March 26, 2022	March 27, 2021
Net sales	$209,933	$189,371
Cost of sales	156,025	127,629
Gross profit	53,908	61,742
Operating expenses:
Selling, general and administrative	33,915	33,433
Depreciation and amortization	7,203	7,190
Total operating expenses	41,118	40,623
Operating income	12,790	21,119
Interest expense	6,022	5,367
Income before income taxes	6,768	15,752
Income tax expense	(2,711)	(4,040)
Net income	$4,057	$11,712
Earnings per share:
Basic	$0.04	$0.16
Diluted	$0.04	$0.15
Weighted average shares outstanding:
Basic	100,892,547	74,058,447
Diluted	101,262,103	76,867,992

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for par value and share data)

(Unaudited)

	March 26, 2022	December 25, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$70,149	$66,154
Accounts receivable, net	82,802	70,729
Inventories	49,856	51,615
Prepaid expenses and other current assets	7,339	6,685
Total current assets	210,146	195,183
Property and equipment, net	67,534	62,671
Operating lease right-of-use assets	15,068	15,672
Goodwill	437,451	437,451
Intangible assets, net	457,845	464,655
Other long-term assets	2,243	2,299
TOTAL ASSETS	$1,190,287	$1,177,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,577	$37,254
Accrued expenses	50,831	51,757
Current portion of long-term debt	93	98
Current portion of long-term lease liabilities	3,285	3,216
Total current liabilities	96,786	92,325
Long-term debt, net of debt issuance costs	481,652	481,420
Deferred income taxes	77,282	76,976
Long-term operating lease liabilities	16,505	17,302
Other long-term liabilities	431	421
TOTAL LIABILITIES	672,656	668,444

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	101	101
Stockholder's note receivable	—	—
Additional paid-in-capital	563,313	559,226
Accumulated deficit	(45,783)	(49,840)
TOTAL STOCKHOLDERS’ EQUITY	517,631	509,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,190,287	$1,177,931

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	13 Weeks Ended
	March 26, 2022	March 27, 2021
Operating activities
Net income	$4,057	$11,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,555	9,379
Equity-based compensation expense	4,087	561
Deferred income taxes	306	2,764
Amortization of debt issuance costs	316	575
Non-cash operating lease expense	603	536
Provision for excess and obsolete inventory	484	70
Loss on disposal of property and equipment	—	54
Other	(6)	122
Changes in operating assets and liabilities:
Accounts receivable, net	(12,065)	(23,292)
Inventories	1,275	(9,394)
Prepaid expenses and other current assets	(1,043)	(251)
Other long-term assets	(10)	396
Accounts payable	4,896	7,193
Accrued expenses	(538)	2,534
Other long-term liabilities	10	4
Operating lease liabilities	(728)	(632)
Net cash provided by operating activities	11,199	2,331
Investing activities
Purchases of property and equipment	(7,180)	(1,367)
Net cash used in investing activities	(7,180)	(1,367)
Financing activities
Repayments of capital lease obligations	(24)	(19)
Proceeds from stockholder's note receivable	—	6,000
Net cash provided by (used in) financing activities	(24)	5,981
Cash and cash equivalents
Net increase in cash and cash equivalents	3,995	6,945
Cash and cash equivalents at beginning of period	66,154	37,026
Cash and cash equivalents at end of period	$70,149	$43,971

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended
(In thousands)	March 26, 2022	March 27, 2021
Net income	$4,057	$11,712
Interest	6,022	5,367
Income tax expense	(2,711)	(4,040)
Depreciation and amortization	9,555	9,379
EBITDA	22,345	30,498
Transaction and integration costs(1)	—	3,170
Initial public offering readiness(2)	220	1,145
Non-cash equity-based compensation(3)	4,087	561
Supply chain optimization(4)	592	—
Non-recurring costs(5)	377	185
Adjusted EBITDA	$27,621	$35,559

EBITDA margin	10.6%	16.1%
Adjusted EBITDA margin	13.2%	18.8%

(1)
Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction. There are no costs for the 13 weeks ended March 26, 2022. For the 13 weeks ended March 27, 2021, these costs are included in total operating expenses.
(2)
Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment. For all periods presented, these costs are included in total operating expenses.
(3)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees. For all periods presented, these costs are included in total operating expenses.
(4)
Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier. For the 13 weeks ended March 26, 2022, all costs are included in cost of sales. There are no costs for the 13 weeks ended March 27, 2021.
(5)
Consists of costs related to ERP conversion costs related to integrating acquisitions and professional fees related to organizational optimization. For all periods presented, these costs are included in total operating expenses.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

	13 Weeks Ended
(In thousands)	March 26, 2022	March 27, 2021
Selling, general and administrative	$33,915	$33,433
Depreciation and amortization	7,203	7,190
Total operating expenses	41,118	40,623
Transaction and integration costs(1)	—	(3,170)
Initial public offering readiness(2)	(220)	(1,145)
Non-cash equity-based compensation(3)	(4,087)	(561)
Non-recurring costs(4)	(377)	(185)
Total adjusted operating expenses	$36,434	$35,562

(1) (2) (3) (4)
(1)
Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(2)
Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(3)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(4)
Consists of costs related to ERP conversion costs related to integrating acquisitions and professional fees related to organizational optimization.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands, except share and per share data)

(Unaudited)

	13 Weeks Ended
(In thousands)	March 26, 2022	March 27, 2021
Net income	$4,057	$11,712
Transaction and integration costs(1)	-	3,170
Initial public offering readiness(2)	220	1,145
Non-cash equity-based compensation(3)	4,087	561
Supply chain optimization(4)	592	—
Non-recurring costs(5)	377	185
Acquisition amortization(6)	6,809	6,810
Tax effect of adjustments(7)	(2,360)	(2,790)
Adjusted net income	$13,782	$20,793
Earnings per share:
Diluted	$0.04	$0.15
Adjusted diluted	$0.14	$0.27
Weighted average shares outstanding:
Diluted for net income	101,262,103	76,867,992
Diluted for adjusted net income	101,262,103	76,867,992

(1)	Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction. There are no costs for the 13 weeks ended March 26, 2022. For the 13 weeks ended March 27, 2021, these costs are included in total operating expenses.
(2)	Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment. For all periods presented, these costs are included in total operating expenses.
(3)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees. For all periods presented, these costs are included in total operating expenses.
(4)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier. For the 13 weeks ended March 26, 2022, all costs are included in cost of sales. There are no costs for the 13 weeks ended March 27, 2021.
(5)	Consists of costs related to ERP conversion costs related to integrating acquisitions and professional fees related to organizational optimization. For all periods presented, these costs are included in total operating expenses.
(6)	Amortization costs associated with acquired trade names and customer lists.
(7)	Tax effect was calculated using the Company's adjusted annual effective tax rate.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended
(In thousands)	March 26, 2022	March 27, 2021
Reported income tax expense	$(2,711)	$(4,040)
Transaction and integration costs(1)	(416)	(779)
Initial public offering readiness(2)	(349)	(284)
Non-recurring costs(3)	—	(46)
Acquisition amortization(4)	(1,595)	(1,681)
Adjusted income tax expense	$(5,071)	$(6,830)

Reported effective tax rate	40.0%	25.7%
Transaction and integration costs(1)	(2.3)	(0.3)
Initial public offering readiness(2)	(1.9)	(0.1)
Non-recurring costs(3)	—	—
Acquisition amortization(4)	(8.9)	(0.6)
Adjusted effective tax rate	26.9%	24.7%

(1)	Tax effect adjustment of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(2)	Tax effect adjustment of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(3)	Tax effect adjustment of costs related to ERP conversion costs related to integrating acquisitions and professional fees related to organizational optimization.
(4)	Tax effect adjustment of amortization costs associated with acquired trade names and customer lists.